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                                   EXHIBIT 11

                       ARBOR DRUGS, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                          Three Months Ended
(In thousands, except per share data)                         October 31,
                                                       ------------------------
                                                          1996           1995
                                                       --------        --------

A.  Net Income                                         $  6,393 (a)    $  5,125  (a)
                                                       ========        ========
Weighted average number of
common shares outstanding                                25,143 (a)      24,784 (a)

Effect of the issuance of
stock options and assumed
exercise of stock options
at prices which are lower
than the average market
price of the common shares
during the period, using the
treasury stock method                                       728             542
                                                       --------        --------


B. Average number of common
   shares and common
   equivalent shares for
   primary earnings per share                            25,871          25,326
                                                       ========        ========

Weighted average number of common
shares outstanding  (a)                                  25,143          24,784

Effect of the issuance of stock
options and assumed exercise of
options at prices which are lower
than the market price of common
stock at end of the period when
such price is higher than average
market price of the common shares                           806             555
during the period, using the treasury                  --------        --------
stock method

C.  Average number of common shares
    and common equivalent shares                         25,949          25,339
    for fully diluted earnings per share               ========        ========


Primary earnings
per share A                                            $    .25        $    .20
          -                                            ========        ========
          B
Fully diluted earnings
per share  A                                           $    .25        $    .20
           -                                           ========        ========
           C



(a) These amounts agree with the related amounts in the Condensed Consolidated Statements of Income.